2025 ANNUAL SHAREHOLDERS MEETING


NEW PEOPLES BANK

Eugene Hearl

Eugene "Gene" Hearl, began an almost 70-year career as a banker in Bristol, Big Stone Gap, Richlands, and Grundy, working for the former Dominion / Cumberland Bank and TruPoint Bank. He retired at age 90 after serving 11 years on the Board of Directors of New Peoples Bank.



Frank Sexton Jr.

Frank Sexton, was a cherished banking leader who devoted 48 years to the industry, including 22 impactful years with New Peoples Bank. He played an integral role in the establishment of New Peoples Bank during its formative years and held numerous titles, including Executive Vice-President, Chief Operating Officer, Chief Financial Officer, Secretary, Treasurer, and Cashier.



IN REMEMBERANCE

New Peoples BANK

Cautionary Statement Regarding Forward – Looking Statements

This presentation includes forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company's Securities and Exchange Commission reports including, but not limited to, the most recent quarterly report filed on Form 10-Q, current reports filed on Form 8-K, and the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Our Mission, Vision, & Core Values

Mission

At New Peoples Bank, we are a *true community bank* where local bankers make local decisions to deliver *Golden Rule experiences* in all we do.

Vision

Our vision is to remain nimble in a constantly evolving banking environment where we aim to provide customers with the products they desire and the exceptional service they associate with a locally owned bank, fostering continual growth and reliable earnings.

Core Values

- The Golden Rule
- Continuous Improvement
- Creating Value
- Delivering Enjoyment



Bank Accomplishments in 2024

Growth
Increased loans by $19MM and grew deposits by nearly $34MM

Boone
Opened a Branch in Boone, NC- First office in NC

Net Income
Highest net income in the company's history

Retention
Lowest voluntary employee turnover ratio since inception

Dividend
Paid fourth consecutive dividend- a 14% increase over last year

Wytheville
Announced a new LPO in Wytheville

Total Assets



Total Assets
$900
$880
$860
$840
$820
$800
$780
$760
$740
$720
$700
$680
2020
2021
2022
2023
2024
2025 Q1

2024
Total Asset Growth
3.46%
New Peoples Bankshares

New Peoples
BANK





INVEST





Total Loans



2025 Q1
2024
2023
2022
2021
2020
$520
$540
$560
$580
$600
$620
$640
$660
$680

New Peoples BANK

2024 Total Loan Growth

3.04%

New Peoples Bankshares



$800
$780
$760
$740
$720
$700
$680
$660
$640
$620
$600
2020
2021
2022
2023
2024
2025 Q1

New Peoples BANK

2024 Total Deposit Growth

4.68%

Total Deposits



Key Performance Ratios


K
P
I

	2020	2021	2022	2023	2024	Q1 2025
Net Income (In thousands)	$2,890	$7,010	$8,082	$7,184	$8,204	$1,908
ROA	0.39%	0.88%	0.99%	0.91%	0.96%	0.90%
ROE	5.18%	11.52%	13.89%	12.00%	12.28%	10.78%
Efficiency Ratio	81.10%	75.56%	70.64%	73.71%	72.40%	72.53%

New Peoples BANK

Non-Performing Assets



1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
2020
2021
2022
2023
2024
Q1 2025
Total Non-Performing Assets
Past Due (%)
Non-Accrual

We Remain Well Capitalized



Capital Ratios
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
2020
2021
2022
2023
2024
2025 Q1
Tier 1 Leverage
Well Capitalized

New Peoples Bankshares, Inc. (NWPP)

	2020	2021	2022	2023	2024	Q1 2025
Stock Price	$2.00	$2.04	$2.30	$2.40	$3.55	$2.90
Book Value	$2.43	$2.66	$2.40	$2.73	$2.99	$3.07
Dividend			$0.05	$0.06	$0.07	$0.08

2025 Bank Initiatives

Sustain our NIM

Sustain a net interest margin that exceeds the industry average by strategically managing deposit cost

Efficiency

Reduce the efficiency ratio to move closer inline with competing banks by managing non-interest expenses

Asset Growth

Aim to create moderate asset growth to increase the earning base

Increase Deposits

Expand the portfolio of checking accounts to assist in offsetting today's higher deposit costs


NP
New Peoples
BANK

Core Conversion

jack henry™



Better Long-Term Partnership
Jack Henry focuses on delivering excellent customer service while prioritizing innovation. Technology is changing at a rapid pace, so we chose a partner that we feel is leading the financial sector in innovation.

Enhanced Digital Experience
This decision will enhance the digital experience for our users, providing more intuitive and user-friendly interfaces.

Open Banking Platform
Jack Henry offers a truly open banking platform, allowing better integration and flexibility for our services while leveraging the best of breed software solutions.

Economical Solution
The switch is also a more economical solution, aimed at reducing costs while maintaining high service standards.

Current Challenges in Banking

Margin
Compressed margins due to fight for deposits and rapid rate increases

Inflation
Inflation driving up the cost of doing business

Economy
Continued uncertainty in the economy

Regulatory
Increased regulatory scrutiny

Fraud
Fraud is up over 400% since pandemic



Stock Repurchase Program

Contact

If interested, please contact Kristy Northern, Manager of Investor & Vendor Relations, at 276-873-7023.

Repurchases

Repurchases may be made through open market purchases or in privately negotiated transactions.

Means and Timing

The actual means and timing of any purchases, number of shares and prices or range of prices will be determined by the Company in its discretion and will depend on a number of factors, including the market price of the Company's common stock, general market and economic conditions, and applicable legal and regulatory requirements.


NP
New Peoples
BANK

Authorization

The Board of Directors has given authorization to extend the share repurchase program which allows the Company to repurchase up to 500,000 shares of the Company's outstanding common stock through March 31, 2026.

There is no assurance that the Company will purchase any shares under this program.

FULL-SERVICE BRANCH IN BOONE




NEW PEOPLES BANK

The Boone team, under the leadership of Market President Garrett Shore, includes Branch Manager Mike Clark, Relationship Banker Rebekah Schulz, and Commercial Loan Assistant Cammy Pittman.

230 Wilson Drive
Boone, North Carolina

On February 28, 2024, we launched our full-service Boone Branch. The Boone team has demonstrated remarkable success for New Peoples Bank, and we are thrilled to serve the Boone community with our exceptional group of bankers.

New Peoples
BANK


EXIT

Wytheville
Loan Production Office

On April 3, 2025, the Grand Opening was a huge success where we were able to reconnect with clients and friends along with meeting many new friends and future customers from the Wytheville community!

165 West Main St.
Wytheville, Virginia

Our Team

Jim Grubbs and Malea Varney are no strangers to the Wytheville market, and we are thankful to have them on our team!



New Peoples
BANK



8/24/2024

We all had an amazing day at our Dollywood picnic as we enjoyed the park and a fantastic meal!


Coca-Cola


Dollywood
Love every moment

FRIENDS, FAMILY, & FUN

New Peoples BANK



Thank You

2025

New Peoples Bankshares, Inc.
Annual Shareholders Meeting